Exhibit 99.2

THE HIGH COURT

2002 NO. 408 COS

IN THE MATTER OF PARTHUS TECHNOLOGIES PLC

AND IN THE MATTER OF THE COMPANIES ACTS, 1963—2001

NOTICE is hereby given that a Petition was on the 27th day of September 2002 presented to the High Court of Ireland for an Order pursuant to section 201 of the Companies Act 1963 sanctioning of a Scheme of Arrangement between the above-named Company and its shareholders and option holders and for an Order pursuant to section 72 of the Companies Act 1963 confirming a reduction of capital forming part of the said Scheme of Arrangement.

The said Petition is directed to be heard before the High Court on the 21st day of October 2002. Any member, option holder or other creditor of the said Company who wishes to support or oppose the making of any Order on the said Petition may appear at the time of hearing by himself or his Solicitor or Counsel for that purpose and a copy of the Petition will be furnished to any member or creditor of the said Company who requires it by the undersigned.

Signed:                    L.K. Shields Solicitors
                                Solicitors for the Petitioner
                                39/40 Upper Mount Street, Dublin 2.

Note:—Any person who intends to appear at the hearing of the said Petition must serve on or send by post to the above-named Petitioner or its Solicitors, notice in writing of his intention to do so . The notice must state the name and address of the firm and must be signed by the person or the firm, or his or their solicitor (if any) and must be served or, if posted must be sent by post in sufficient time to reach the above named solicitor or the Petitioner not later than 5.00 o’clock in the afternoon of the 18th day of October 2002.

Dated this 2nd day of October 2002.

The directors of Parthus Technologies plc accept responsibility for the information contained in this announcement relating to Parthus Technologies plc and persons connected with it. To the best of the knowledge and belief of the directors of Parthus Technologies plc (who have taken all reasonable care to ensure that this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

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